To the Board of Directors
China Marketing Media Holdings, Inc. (fka Infolife, Inc.) and Subsidiaries

Consent of Independent Accountants
China Marketing Media Holdings, Inc. (fka Infolife, Inc.) and Subsidiaries
Audited Financial Statements
December 31, 2004

We consent to the incorporation in the Registration Statement on Form 10-SB for China Marketing Media Holdings, Inc. (fka Infolife, Inc.) and its subsidiaries of our report dated May 25, 2005 on our audit of the financial statements of China Marketing Media Holdings, Inc. (fka Infolife, Inc.) as of December 31, 2004 and for the period then ended, which report is incorporated in the Form 10-SB.

/S/ Child, Sullivan & Company

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Child, Sullivan & Company
Kaysville, Utah

February 10, 2006